                                                                 EXHIBIT (a)(3)
                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                       Puerto Rican Cement Company, Inc.

                                      by

                          Tricem Acquisition, Corp.,

                    an indirect wholly owned subsidiary of

                              CEMEX, S.A. de C.V.

                   (Not to be used for signature guarantees)

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, JULY 29, 2002, UNLESS THE OFFER IS EXTENDED.

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Citibank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                Citibank, N.A.

  By First-Class Mail:       By Overnight Courier,            By Hand:
                           Certified or Express Mail
                                   Delivery:
   Computershare Trust        Computershare Trust        Computershare Trust
         Company                    Company                    Company
       of New York                of New York                of New York
   Wall Street Station         Wall Street Plaza          Wall Street Plaza
      P.O. Box 1010        88 Pine Street, 19th Floor 88 Pine Street, 19th Floor
 New York, NY 10268-1010      New York, NY 10005         New York, NY 10005

              Facsimile Transmission
                    for Eligible           For Confirmation by
                    Institutions:              Telephone:
                  (212) 701-7636             (212) 701-7624

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with a book-entry transfer and certificates for Shares, or a book-entry transfer thereof, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

            THE GUARANTEE ON THE FOLLOWING PAGES MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to Tricem Acquisition, Corp., a Puerto Rico corporation and an indirect wholly owned subsidiary of CEMEX, S.A. de C.V., a company organized under the laws of the United Mexican States, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 1, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the "Shares"), of Puerto Rican Cement Company, Inc., a Puerto Rico corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

Number of Shares Tendered:                                    Name(s) of Record Holder(s):
                     -------------------                      ----------------------------------
Certificate Number(s) (if available):
----------------------------------------                      ----------------------------------
                                                                        (please print)
----------------------------------------

[_] Check if securities will be tendered by                   Address(es):
book-entry transfer.                                          ----------------------------------

                                                              ----------------------------------
                                                                                      (Zip Code)

Name of Tendering Institution:                                Area Code and Telephone Number(s):

----------------------------------------                      ----------------------------------

Account Number:                                               Signature(s):
             ---------------------------
                                                              ----------------------------------
Date: _______________________________________, 2002
                                                              ----------------------------------

                                   GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other Eligible Institution, guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

             Name of Firm: ___________
                                        -------------------------
             Address: ________________   (Authorized Signature)

             -------------------------  Title: __________________
                            (Zip Code)
                                        Name: ___________________
             Area Code and Telephone     (Please Type or Print)
             Number:
                                        Dated: ____, 2002
             -------------------------

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
 SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.